Exhibit 10.4

Contract NO. HXD20080901

Asset Purchase Contract

Between

Harbin Xinda Macromolecule Material Co., Ltd.

And

Harbin Xinda High-tech Co., Ltd.

September 20th, 2008

Appendix A ASSETS LIST (See Attachment)
Appendix B REPORT OF ASSETS APPRAISAL (See Attachment)
Appendix C COMMITMENT LETTER

        The Asset Purchase Contract (this “Contract”) is entered into as of September 20th, 2008 by the following parties in Harbin, Heilongjiang Province, China.

(1)        Harbin Xinda Macromolecule Material Co., Ltd.(hereinafter called “Purchaser”), a business entity incorporated under the laws of the People’s Republic of China(“China”), was registered in No.9, QinLing Road, Yingbin Road Centralized District, Harbin Development Zone, Heilongjiang Province, China; and

(2)         Harbin Xinda High-tech Co., Ltd.(hereinafter called “Seller”), a business entity incorporated under the laws of the People’s Republic of China(“China”), was registered in No.9, Dalian North Road, Haping Road Centralized District , Harbin Development Zone, Heilongjiang Province, China

        Purchaser and Seller here are called “party” respectively and, collectively the “parties” in the Contract. Both parties agree to the following agreements under negotiation.

ARTICLE 1

SALE OF ASSETS

        1.1       The parties agree to: the purchaser purchases plants, lands, equipments and subsidiary construction and facilities listed in Appendix A (hereinafter called “assets”) from the seller. Appendix A should be the acceptance basis of seller’s transferring assets to purchaser.

        1.2       The assets appraisal prices are detailed in Appendix B. Appendix B is the basis of determining the price by parties.

ARTICLE 2

TRANSFER AND REGISTRATION OF TITLE CHANGE

        2.1        The Seller should start transferring assets to purchaser on the date of this contract. All equipments and subsidiary construction and facilities in the plant listed in Appendix A should be checked, inspected and transferred; the transfer of plant listed in Appendix A should be based on transferring of the keys.

        2.2       Any custodial responsibilities and losses of the transferred assets shall be transferred to purchaser as of the date of transferring; meanwhile, any right of managing, using, disposal and earning of the transferred assets shall be transferred to purchaser as of the date of transferring.

        2.3        The parties agree to:

                      2.3.1       For the part of assets that are required not to be registered in title change, the transferring date of ownership should be the actual date of transferring.

                      2.3.2       For the part of assets that are required to be registered in title change, the change date of ownership should be assured under relevant laws. Any party has obligations to assist the other to conduct the registration formalities of changing the title, include, but not limited to, signing the individual transaction file in connect with this contract and conducting relevant formalities(hereinafter called “obligations of mutual assistance “)

ARTICLE 3

ARTICLE 3 PURCHASE PRICE AND PAYMENT

        3.1       Based on the reference of Report of Assets Appraisal (detailed in Appendix B), the parties agree to confirm the assets price under this contract which is 240 million RMB. Purchaser should pay the assets price to seller according to this contract.

        3.2       The date and amount of purchaser's payment to seller are as follows:

1 50 million RMB to be paid before Dec.31st, 2008 2 190 million RMB to be paid before Sep.30th, 2009

ARTICLE 4

TAXES AND OTHER EXPENSES

        Purchaser and seller should bear any expenses with respect to the negotiation, drafting, signing and fulfilling of this contract. The taxes generated by this contract should be paid by taxpayer set forth in laws.

ARTICLE 5

ARTICLE 5 REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS OF SELLER

        The seller acknowledges that, the purchaser shall sign this contract based on the truth of following representations and warranties by seller. The seller’s representations, warranties and undertakings to purchaser are as follows:

    (a)        The seller has all rights and authorization of signing, conducting and delivering of this contract and carrying out the proposed transactions in this contract, and the seller is incorporated or formed formally in accordance to applicable local laws.

    (b)        After singed and delivered this contract, the seller must fulfill all proposed transactions in this contract, and takes all necessary corporate or other actions to get the formal approval and authorization.

    (c)        If the purchaser authorizes, signs and delivers this contract formally, it constitutes legal, effective and binding obligations to seller and can be conducted forcibly according to the rules of this contract unless this clauses are limited by the laws of bankruptcy, insolvency, restructuring, deferred payment and similar laws that affect the right of creditor; and

    (d)        The seller’s signing, delivery and fulfillment of this contract and the completion of proposed transaction in this contract will not violate the rules of the seller’s organization and the corporate governing; or violate any laws, regulations, contracts and judgments that have binding obligations to the seller.

(e) The seller promises that it will not engage in the business that will compete with purchaser as of the date of signing this contract.

(f) The seller will bear all interests, repayments of credit, equipment debts and project payments raised during the period of this contract.

ARTICLE 6

REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS OF PURCHASER

        The purchaser acknowledges that, the seller shall sign this contract prior to the truth of the following representations and warranties by purchaser. The purchaser’s representations, warranties and undertakings to purchaser are as follows:

    (a)        The purchaser has all rights and authorization of signing, conducting and delivering of this contract and carrying out the proposed transactions in this contract, and the purchaser is incorporated or formed formally in accordance to applicable local laws.

    (b)        After signed and delivered this contract, the purchaser must conduct all proposed transactions stated in this contract, and take all necessary corporate or other behaviors to get the formal approval and authorization.

    (c)        If the seller authorizes, signs and delivers this contract formally, it constitutes legal, effective and binding obligations to purchaser and can be conducted forcibly according to the rules of this contract unless this clauses are limited by the laws of bankruptcy, insolvency, restructuring, deferred payment and similar laws that affect the right of creditor; and

    (d)        The purchaser’s signing, delivery and fulfillment of this contract and the completion of proposed transaction in this contract will not violate the rules of the party’s organization and the corporate governing; or violate any laws, regulations, contracts and judgments that have binding obligations to the party.

(e) If the purchaser can not make the payment under the term of payment, the purchaser will bear all interests, repayments of credit, equipment debts and project payments of seller.

ARTICLE 7

BREACH OF PURCHASER

        If purchaser has the following actions without prior writing consent of seller, the purchaser should make compensations to seller in order to indemnify the seller from damages.

(a) If the purchaser defaults in payment exceeding 30 days, the purchaser should bear all interest costs occurred after the maturity date of payment.

(b) Failing to discharge or fulfill proper mutual assistance obligation.

ARTICLE 8

BREACH OF SELLER

        If the seller has following actions, the seller should make compensations to purchaser in order to indemnify the purchaser from damages:

(a) Failing to transfer assets to purchaser in time exceeding 30 days, and failing to transfer in time after the purchaser’s reasonable demanding.

(b) Failing to discharge or fulfill proper mutual assistance obligation.

ARTICLE 9

INDEMNITIES

        If any representations, warranties or undertakings of any party in this contract or relevant document delivered according to this contract are inaccurate, or any violation of the representation, warranties and undertakings bring about any claim of right, damages, indemnity, expense and cost (including reasonable legal fee, attorney fee and expense), the party (“the indemnifying Party”) should make compensation to the other party in order to indemnify it from damages.

ARTICLE 10

NOTICE

10.1 Notice

        All notices, requests, demands, permission and other communications (“Notices”) shall be delivered to the other party by hand delivery, or mail, or facsimile transmission, addressed as set forth on the first page of this agreement as well as the other address or facsimile which have been given by each party. Such notices shall be in compliance with this provision.

10.2 Delivery

        Any notices shall be deemed to have been delivered under the following circumstance:

(a) Such notices shall be deemed upon delivered by hand delivery or express shipping company

(b) Or, upon the third day following receipt of registered mail or certified mail with postage prepaid.

(c) Or, upon the date when delivered by facsimile (the sender shall hold the transmission confirmation report which shows the content, recipient’s number, transmission page and date.)

ARTICLE 11

TERMINATION

        11.1         Termination

        This Agreement shall be terminated upon the date when fully executed except additional information under this Agreement.

        11.2         Contingent

        If terminated under this provision, this Agreement shall be no effective. However, both parties shall be under the binding of provision 10.1, 10.2, 12.1, 12.2 and this provision. No provisions shall be deemed to release any liabilities against any party of breach of this Agreement prior to the date of termination.

ARTICLE 12

GOVERNING LAW AND DISPUTE RESOLUTION

        12.1        Governing Law

        The signing, effectiveness, explanation, execution and dispute resolution of this Agreement shall be governed by and construed in accordance with Chinese Law.

        12.2        Dispute Resolution

        Any dispute, disagreement or claim caused by this Agreement or relevance to this Agreement, or execution, explanation, breach or effectiveness, or relevant to all above, shall be resolved by friendly negotiation. Negotiation shall start when delivery the requirement of such negotiation in writing, which requires to note the nature of dispute. If the dispute will not be resolved within 30 days after the said date of notice, the dispute shall bring to litigation following by the notice from one party to another party.

        12.3        Litigation

        Litigation shall be raised and be accepted by the Intermediate People’s Court of Harbin City.

        12.4        Property Preservation

        In order to protect the right of both parities and provide solution, any party has the right to ask for property preservation before the final award by the court in accordance with law. During the period of dispute resolution, both parties shall continue performing other provision of this Agreement except dispute matter.

ARTICLE 13

FORCE MAJEURE

        As the incidents that the blocked side can’t forecast and prevent or avoid it from occurring, such as earthquakes, typhoons, floods (but except for the negligence or intentional fires caused by either party of this agreement , employees or guests), fire emergency (but except for the negligence or intentional fires caused by either party of this agreement , employees or guests) and other natural disasters, wars, riots and similar military actions, civil commotion, as well as strikes, sabotage, epidemic and the embargo , expropriation, injunction or other restrictions and actions of the government ( “force majeure”), are directly to cause that either party can not fulfill the obligations in whole or in part under the agreement (“blocked party”), as long as meeting all the following situations, the blocked side should be regarded as not in breach of the contract.

(a)	If the blocked side encounters the work stoppage, obstacles or delays due to the force majeure as a direct result of the incident when it carries out the obligations of the contract ; and:

(b)	When force majeure takes place, the blocked side has noticed the other side, and provided the written materials concerning it within 30 days after the force majeure takes place, which includes specifications of stating delays in performances or the parts about the reason to fulfill this agreement.

ARTICLE 14

MISCELLANEOUS

        14.1        Abstention

        As any of the parties waives the right of this agreement, it must sign up a written document as the proof. The right, power or remedy of any party under delay or failure to exercise this agreement should not be regarded as abstention. Exercising the right, power or remedy under the part of this agreement should not rule out further exercise of such rights, powers or remedies or the exercise of other rights, powers or remedies. Without limiting the provisions above, if one party waives to investigate the other party’s breach to the provisions of this agreement, it should not be viewed as its giving up investigating the breach of this provision or any other provision in the further.

        14.2         No transferring or subletting

        This contrast shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns. Without the prior written agreement of the other side, either party may not transfer its present rights and obligations under the agreement.

        14.3        Entire Agreement

        The entire undertakings and agreements that have reached by both sides about the main issues are used to replace the agreements and understandings that were reached by both sides about the main issues of this agreement before.

        14.4        Remedy

(a)	Both parties confirm that the damages may not be sufficient to compensate for the breach of agreement loss. Each party has the right to prohibit the violation of this agreement, the enforcement of agreement terms and provisions of the injunction or other relief.

(b)	The rights of each party under the agreement belong to the accumulative rights; any party can own all other rights or the rights after remedies according to the law.

        14.5         Not constituting an employment or partnership

        Without any regulation under this agreement should be constituted or be deemed as constitute Employer-employee relationship or partnership.

        14.6        Divisibility

        Any or each of the obligations should be treated as the independent obligation under this agreement and any or more obligation in whole or in part will be enforced separately when it can’t be enforced. If any or more terms of this agreement can’t be enforced, it should be deleted from the agreement, but any of the deletions will not affect other enforcement without deletion under this agreement.

        14.7        Leasing Agreement

        The same month as the agreement being signed is the termination month of leasing agreement, the purchaser will never pay the rent since October, 2008. The original leasing agreement is abolished.

        14.8        Undertaking

        In order to avoid the horizontal competition that may arise between Harbin Xinda Macromolecule Material Co., Ltd. and maintain the benefits of all shareholders in the company to keep long-term and stable development of the enterprise, the seller makes commitment in the form of a commitment letter which is detailed in Appendix C.

        14.9        Amendment

        The contract can be amended, modified and supplemented only if the both parties sign the written agreement upon the contract.

        [The remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have executed this contract as of the date and year first above written.

SELLER: HARBIN XINDA HIGH- TECH CO., LTD.

By: _______________

Date:________________

PURCHASER: HARBIN XINDA MACROMOLECULE MATERIAL CO., LTD.

By: __________________

Date:___________________

Appendix A ASSETS LIST (See Attachment)
Appendix B REPORT OF ASSETS APPRAISAL (See Attachment)
Appendix C COMMITMENT LETTER

Commitment Letter

In order to avoid the horizontal competition that may arise between Harbin Xinda Macromolecule Material Co., Ltd., Our Company swears in the form of Commitment Letter, as follows:

Our company guarantees that we will never engage in competitive business activities or pose a competitive threat to the primary business of HARBIN XINDA MACROMOLECULE MATERIAL CO., LTD. directly, indirectly or any other way inside or outside China.

HARBIN XINDA HIGH-TECH CO., LTD.

By

September 20, 2008